FOR RELEASE ON: May 9, 2016

CONTACT:    Robert Cherry, VP - Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces First Quarter 2016 Financial Results

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported first quarter 2016 diluted earnings per share of $0.93. First quarter 2016 adjusted diluted earnings per share* were $0.95.

Key financial results for the first quarter 2016 included:

•	Total net sales of $818 million decreased 10.3% from the prior year including a negative foreign currency translation impact of 1.3%.

•	Adjusted operating profit of $70.7 million decreased 20.6% from the prior year driven by lower volume partially offset by benefits from the Simplification initiative and cost controls.

•	Free cash flow was 104% of net income and the Company paid down $17 million of debt.

First quarter 2016 segment results versus the prior year first quarter included:

•
Commercial and Industrial Systems Segment net sales were $378 million, down 17%. The majority of the decrease was from the impact of depressed oil & gas activity, weak North American and China industrial markets, and a negative 1.9% foreign currency translation. Adjusted operating profit margin decreased to 5.8%, due primarily to the lower volume in the oil & gas end market partially offset by the benefits of the Simplification initiative and cost controls.

•
Climate Solutions Segment net sales were $240 million, down 14%. Sales were unfavorably impacted by a downturn in the Middle East HVAC market, lower demand in the residential North American HVAC and water heating markets, the effect of contractual two-way material price formulas and a negative 1.0% foreign currency translation. Adjusted operating profit margin decreased to 10.8%, due primarily to the lower volume partially offset by the benefits of the Simplification initiative and cost controls.

•
Power Transmission Solutions Segment net sales increased 15% to $201 million, driven primarily by acquisition growth. Sales were negatively impacted by weak oil & gas, metals, and agricultural end markets and a negative 0.2% foreign currency translation. Adjusted operating profit margin increased to 11.5%.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“The first quarter was a challenging period given a further step-down in oil and gas and overall weak industrial end markets,” said Regal Chairman and CEO Mark Gliebe. “Our Simplification programs helped offset the impact of weaker sales on operating profit, and we generated free cash flow of 104% of net income, which we used to pay down $17 million of debt.”

2016 Outlook

“As we look ahead to the remainder of 2016, we are positioning the business for a continued challenging industrial environment by accelerating our Simplification programs and implementing tighter cost controls, which we expect to lead to a sequential improvement in margins in the next two quarters.

"Given these market conditions, we have revised our 2016 adjusted diluted earnings per share to be in the range of $4.40 to $4.80," continued Mr. Gliebe.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on May 10, 2016. Individuals who would like to participate by phone should dial 888-317-6003 and enter 9560524 when prompted. International callers should dial 412-317-6061 and enter 9560524 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page:
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to:
https://www.webcaster4.com/Webcast/Page/747/14604.

A telephone replay of the call will be available through August 10, 2016, at 877-344-7529, conference ID 10083741. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until August 10, 2016, and can be accessed at
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. The company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. For more information, visit RegalBeloit.com

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as the PTS acquisition, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 2, 2016 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended
	Apr 2, 2016	Apr 4, 2015
Net Sales	$818.2	$911.7
Cost of Sales	600.8	690.8
Gross Profit	217.4	220.9
Operating Expenses	148.1	157.3
Income From Operations	69.3	63.6
Interest Expense	15.0	13.6
Interest Income	1.1	1.2
Income Before Taxes	55.4	51.2
Provision for Income Taxes	12.7	13.3
Net Income	42.7	37.9
Less: Net Income Attributable to Noncontrolling Interests	1.1	1.5
Net Income Attributable to Regal Beloit Corporation	$41.6	$36.4
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$0.93	$0.81
Assuming Dilution	$0.93	$0.81
Cash Dividends Declared	$0.23	$0.22
Weighted Average Number of Shares Outstanding:
Basic	44.7	44.7
Assuming Dilution	45.0	45.1

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Apr 2, 2016	Jan 2, 2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$249.1	$252.9
Trade Receivables, less Allowances of $11.9 million in 2016 and $11.3 million in 2015	498.1	462.0
Inventories	756.8	775.0
Prepaid Expenses and Other Current Assets	145.5	145.3
Total Current Assets	1,649.5	1,635.2

Net Property, Plant, Equipment and Noncurrent Assets	2,950.7	2,956.5
Total Assets	$4,600.2	$4,591.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$338.5	$336.2
Other Accrued Expenses	237.3	270.3
Current Maturities of Debt	6.1	6.3
Total Current Liabilities	581.9	612.8

Long-Term Debt	1,699.3	1,715.6
Other Noncurrent Liabilities	282.8	280.5
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,998.9	1,937.3
Noncontrolling Interests	37.3	45.5
Total Equity	2,036.2	1,982.8
Total Liabilities and Equity	$4,600.2	$4,591.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Apr 2, 2016	Apr 4, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42.7	$37.9
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	40.1	35.9
Excess tax benefits from share-based compensation	—	(0.7)
Loss on disposal of assets, net	0.6	0.1
Share-based compensation expense	3.3	3.0
Loss on Venezuela currency devaluation	—	1.5
Change in operating assets and liabilities, net of acquisitions	(28.5)	(60.2)
Net cash provided by operating activities	58.2	17.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(14.9)	(21.2)
Net (purchases) sales of investment securities	(1.7)	4.3
Business acquisitions, net of cash acquired	—	(1,392.5)
Proceeds from sale of assets	—	1.3
Net cash used in investing activities	(16.6)	(1,408.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facility	33.0	76.5
Net (repayments) proceeds from short-term borrowings	(0.2)	2.3
Proceeds from long-term debt	—	1,250.0
Repayments of long-term debt	(50.1)	(15.7)
Dividends paid to shareholders	(10.2)	(9.8)
Proceeds from the exercise of stock options	0.5	3.0
Excess tax benefits from share-based compensation	—	0.7
Distributions to noncontrolling interest	—	(0.3)
Purchase of subsidiary shares from noncontrolling interest	(19.6)	(0.8)
Financing fees paid	—	(17.8)
Net cash (used in) provided by financing activities	(46.6)	1,288.1
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1.2	(1.9)
Net decrease in cash and cash equivalents	(3.8)	(104.4)
Cash and cash equivalents at beginning of period	252.9	334.1
Cash and cash equivalents at end of period	$249.1	$229.7

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Apr 2, 2016	Apr 4, 2015	Apr 2, 2016	Apr 4, 2015	Apr 2, 2016	Apr 4, 2015	Apr 2, 2016	Apr 4, 2015
Net Sales	$377.6	$456.4	$239.8	$280.4	$200.8	$174.9	$818.2	$911.7

Operating Margin	5.7%	7.3%	10.3%	11.9%	11.5%	(1.8)%	8.5%	7.0%
Adjusted Operating Margin Percentage*	5.8%	8.0%	10.8%	11.6%	11.5%	11.4%	8.6%	9.8%

Components of Net Sales:
Organic Sales Growth	(15.3)%	0.5%	(13.5)%	(0.3)%	(5.5)%	9.9%	(12.9)%	0.9%
Acquisitions, Net of Divestitures	—%	5.0%	—%	—%	20.6%	170.3%	3.9%	16.1%
Foreign Currency Impact	(1.9)%	(4.8)%	(1.0)%	(1.4)%	(0.2)%	(1.3)%	(1.3)%	(3.3)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted operating profit, adjusted operating profit margin, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended
	Apr 2, 2016	Apr 4, 2015
Diluted Earnings Per Share	$0.93	$0.81
Purchase Accounting and Transaction Costs	—	0.36
Restructuring and Related Costs	0.02	0.02
Venezuelan Currency Devaluation	—	0.02
Adjusted Diluted Earnings Per Share	$0.95	$1.21

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Apr 2, 2016	Apr 4, 2015	Apr 2, 2016	Apr 4, 2015	Apr 2, 2016	Apr 4, 2015	Apr 2, 2016	Apr 4, 2015
Income from Operations	$21.7	$33.3	$24.6	$33.4	$23.0	$(3.1)	$69.3	$63.6
Purchase Accounting and Transaction Costs	—	—	—	—	—	22.7	—	22.7
Restructuring and Related Costs	0.1	1.9	1.3	(1.0)	—	0.3	1.4	1.2
Venezuelan Currency Devaluation	—	1.5	—	—	—	—	—	1.5
Adjusted Income from Operations	$21.8	$36.7	$25.9	$32.4	$23.0	$19.9	$70.7	$89.0

GAAP Operating Margin %	5.7%	7.3%	10.3%	11.9%	11.5%	(1.8)%	8.5%	7.0%
Adjusted Operating Margin %	5.8%	8.0%	10.8%	11.6%	11.5%	11.4%	8.6%	9.8%

FREE CASH FLOW RECONCILIATION	Three Months Ended
	Apr 2, 2016	Apr 4, 2015
Net Cash Provided by Operating Activities	$58.2	$17.5
Additions to Property Plant and Equipment	(14.9)	(21.2)
Free Cash Flow	$43.3	$(3.7)
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation	104.1%

RECONCILIATION OF 2016 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2016 EPS Annual Guidance	$4.38	$4.78
Restructuring and Related Costs	0.20	0.20
Gain on Sale of Business	(0.18)	(0.18)
2016 Adjusted EPS Annual Guidance	$4.40	$4.80

ORGANIC GROWTH	Three Months Ended
Apr 2, 2016
Net Sales	$818.2
Net Sales from Businesses Acquired	(35.9)
Impact from Foreign Currency Exchange Rates	11.9
Adjusted Net Sales	$794.2

Net Sales Three Months Ended April 4, 2015	$911.7
Organic Growth %	(12.9)%